UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
JOBY AVIATION, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On June 3, 2025, the following e-mail was sent to certain stockholders in connection with the 2025 Annual Meeting of Joby Aviation, Inc.:
Re: Joby Aviation, Inc. Annual Shareholder Meeting June 6, 2025
Dear Stockholder,
The deadline to vote is fast approaching, and we have yet to receive your voting instruction for shares in Joby Aviation, Inc. Your Board of Directors recommends voting in favor on the proposals, detailed in the proxy statement that was previously mailed to you. Exercising your voting rights, regardless of the number of shares you own, is essential for Joby Aviation to achieve the necessary participation for a successful meeting.
We would be happy to assist by answering any questions about the proposals and by recording a vote over the phone. Voting by telephone is the quickest way to participate and ensures that you receive a printed confirmation that your vote has been submitted.
PLEASE VOTE NOW BY CALLING
Toll Free Number: (844) 419-3209
Hours: Weekdays - 9:00am until 11:00pm and Saturdays - Noon to 6:00pm ET
Reference Number: __________
The stockholder meeting is scheduled to be held on June 6, 2025, so please act quickly!
Best regards,
Georgeson LLC
51 West 52nd Street, 6th Floor New York, NY 10019
www.georgeson.com
If you do not wish to receive any further commercial email, please reply to this email with ‘UNSUBSCRIBE’, or write to:
Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019